Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com

Qualcomm Announces Fourth Quarter and Fiscal 2023 Results
Fiscal 2023 Revenues: $35.8 billion
Fiscal 2023 EPS: GAAP $6.42, Non-GAAP: $8.43
—Quarterly Revenues Exceeded Midpoint of Guidance Range—
—QCT Automotive: Record Quarterly and Fiscal Year Revenues—
SAN DIEGO - November 1, 2023 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal fourth quarter and year ended September 24, 2023.
“As we enter fiscal 2024, we are pleased with our roadmap and product execution, which position us well across our businesses,” said Cristiano Amon, President and CEO of Qualcomm Incorporated. “Our recent Snapdragon Summit announcements underscore our technology leadership, establishing Qualcomm as a leader in on-device generative AI and mobile computing performance.”
Fourth Quarter Results1,2

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q4 Fiscal 2023	Q4 Fiscal 2022	Change	Q4 Fiscal 2023	Q4 Fiscal 2022	Change
Revenues	$8,631	$11,396	(24%)	$8,665	$11,387	(24%)
Earnings before taxes (EBT)	$1,420	$3,470	(59%)	$2,617	$4,142	(37%)
Net income	$1,489	$2,873	(48%)	$2,277	$3,548	(36%)
Diluted earnings per share (EPS)	$1.32	$2.54	(48%)	$2.02	$3.13	(35%)
Fiscal 2023 Results1,2,3

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Fiscal 2023	Fiscal 2022	Change	Fiscal 2023	Fiscal 2022	Change
Revenues	$35,820	$44,200	(19%)	$35,832	$44,169	(19%)
EBT	$7,443	$14,998	(50%)	$11,070	$16,598	(33%)
Net income	$7,232	$12,936	(44%)	$9,486	$14,254	(33%)
EPS	$6.42	$11.37	(44%)	$8.43	$12.53	(33%)
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”
(2) Fourth quarter and fiscal 2023 GAAP results included $427 million and $723 million, or $0.30 and $0.53 per share, respectively, of restructuring and restructuring-related charges.
(3) Fiscal 2022 GAAP results included a $1.1 billion benefit, or $0.97 per share, resulting from the reversal of the accrued fine imposed by the European Commission (EC) in fiscal 2018 and the associated accrued interest.

Qualcomm Announces Fourth Quarter and Fiscal 2023 Results	Page 2 of 10

Segment Results
Fourth Quarter

	QCT			QTL
(in millions, except percentages)	Q4 Fiscal 2023	Q4 Fiscal 2022	Change	Q4 Fiscal 2023	Q4 Fiscal 2022	Change
Revenues	$7,374	$9,904	(26%)	$1,262	$1,441	(12%)
EBT	$1,889	$3,386	(44%)	$829	$989	(16%)
EBT as % of revenues	26%	34%	-8 points	66%	69%	-3 points
Fiscal 2023

	QCT			QTL
(in millions, except percentages)	Fiscal 2023	Fiscal 2022	Change	Fiscal 2023	Fiscal 2022	Change
Revenues	$30,382	$37,677	(19%)	$5,306	$6,358	(17%)
EBT	$7,924	$12,837	(38%)	$3,628	$4,628	(22%)
EBT as % of revenues	26%	34%	-8 points	68%	73%	-5 points
QCT Revenue Streams1

	Fourth Quarter			Fiscal
(in millions, except percentages)	2023	2022	Change	2023	2022	Change
Handsets	$5,456	$7,431	(27%)	$22,570	$28,815	(22%)
Automotive	535	465	+15%	1,872	1,509	+24%
IoT	1,383	2,008	(31%)	5,940	7,353	(19%)
Total QCT revenues	$7,374	$9,904	(26%)	$30,382	$37,677	(19%)
(1) We disaggregate QCT revenues based on the industries and applications in which our products are sold. Beginning in the first quarter of fiscal 2023, QCT RFFE (radio frequency front-end) revenues, which were previously presented as a separate revenue stream, are now included within our Handsets, Automotive and internet of things (IoT) revenue streams, as applicable. Prior period information has been recast to reflect this change.

Return of Capital to Stockholders

	Stock Repurchases		Dividends Paid		Total Amount
(in millions, except per share data)	Shares	Amount	Per Share	Amount
Q4 Fiscal 2023	4	$400	$0.80	$893	$1,293
Fiscal 2023	25	$2,973	$3.10	$3,462	$6,435

Qualcomm Announces Fourth Quarter and Fiscal 2023 Results	Page 3 of 10

Business Outlook

The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent annual report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.
The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q1 FY24 Estimates[1]
Revenues	$9.1B - $9.9B
Supplemental Revenue Information
QCT revenues	$7.7B - $8.3B
QTL revenues	$1.3B - $1.5B
GAAP diluted EPS	$1.82 - $2.02
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.45)
Less diluted EPS attributable to other items[2]	$0.02
Non-GAAP diluted EPS	$2.25 - $2.45
(1) Our outlook does not include provisions for proposed tax law changes, future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the first quarter of fiscal 2024 is primarily related to the tax benefit resulting from the requirement to capitalize research and development expenditures under U.S. Federal income tax law, partially offset by acquisition-related items.

Qualcomm Announces Fourth Quarter and Fiscal 2023 Results	Page 4 of 10

Conference Call
Qualcomm’s fourth quarter and fiscal 2023 earnings conference call will be broadcast live on November 1, 2023, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at http://investor.qualcomm.com/ immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13741657.

About Qualcomm
Qualcomm is enabling a world where everyone and everything can be intelligently connected. Our one technology roadmap allows us to efficiently scale the technologies that launched the mobile revolution – including advanced connectivity, high-performance, low-power compute, on-device intelligence and more – to the next generation of connected smart devices across industries. Innovations from Qualcomm and our family of Snapdragon platforms will help enable cloud-edge convergence, transform industries, accelerate the digital economy, and revolutionize how we experience the world, for the greater good.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business. Snapdragon and Qualcomm branded products are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm patented technologies are licensed by Qualcomm Incorporated.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our roadmap and product execution; our being well positioned across our businesses; our technology leadership, including in on-device generative AI and mobile computing performance; our business outlook; and our estimates and guidance related to revenues and earnings per share (EPS). Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; geopolitical conflicts, natural disasters, pandemics and other health crises, and other factors outside of our control; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Annual Report on Form 10-K for the fiscal year ended September 24, 2023 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

Qualcomm Announces Fourth Quarter and Fiscal 2023 Results	Page 5 of 10

QUALCOMM Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	September 24, 2023	September 25, 2022
ASSETS
Current assets:
Cash and cash equivalents	$8,450	$2,773
Marketable securities	2,874	3,609
Accounts receivable, net	3,183	5,643
Inventories	6,422	6,341
Held for sale assets	341	733
Other current assets	1,194	1,625
Total current assets	22,464	20,724
Deferred tax assets	3,310	1,803
Property, plant and equipment, net	5,042	5,168
Goodwill	10,642	10,508
Other intangible assets, net	1,408	1,882
Held for sale assets	88	1,200
Other assets	8,086	7,729
Total assets	$51,040	$49,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,912	$3,796
Payroll and other benefits related liabilities	1,685	1,486
Unearned revenues	293	369
Short-term debt	914	1,945
Held for sale liabilities	333	581
Other current liabilities	4,491	3,689
Total current liabilities	9,628	11,866
Unearned revenues	99	144
Income taxes payable	1,080	1,472
Long-term debt	14,484	13,537
Held for sale liabilities	38	119
Other liabilities	4,130	3,863
Total liabilities	29,459	31,001

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,114 and 1,121 shares issued and outstanding, respectively	490	195
Retained earnings	20,733	17,840
Accumulated other comprehensive income (loss)	358	(22)
Total stockholders’ equity	21,581	18,013
Total liabilities and stockholders’ equity	$51,040	$49,014

Qualcomm Announces Fourth Quarter and Fiscal 2023 Results	Page 6 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Revenues:
Equipment and services	$7,290	$9,807	$30,028	$37,171
Licensing	1,341	1,589	5,792	7,029
Total revenues	8,631	11,396	35,820	44,200
Costs and expenses:
Cost of revenues	3,880	4,868	15,869	18,635
Research and development	2,135	2,179	8,818	8,194
Selling, general and administrative	628	683	2,483	2,570
Other	577	—	862	(1,059)
Total costs and expenses	7,220	7,730	28,032	28,340
Operating income	1,411	3,666	7,788	15,860
Interest expense	(174)	(145)	(694)	(490)
Investment and other income (expense), net	183	(51)	349	(372)
Income from continuing operations before income taxes	1,420	3,470	7,443	14,998
Income tax benefit (expense)	209	(547)	(104)	(2,012)
Income from continuing operations	1,629	2,923	7,339	12,986
Discontinued operations, net of income taxes	(140)	(50)	(107)	(50)
Net income	$1,489	$2,873	$7,232	$12,936

Basic earnings (loss) per share:
Continuing operations	$1.46	$2.60	$6.57	$11.56
Discontinued operations	(0.13)	(0.04)	(0.10)	(0.04)
Net income	$1.33	$2.56	$6.47	$11.52
Diluted earnings (loss) per share:
Continuing operations	$1.44	$2.58	$6.52	$11.41
Discontinued operations	(0.12)	(0.04)	(0.10)	(0.04)
Net income	$1.32	$2.54	$6.42	$11.37
Shares used in per share calculations:
Basic	1,116	1,122	1,117	1,123
Diluted	1,125	1,133	1,126	1,137

Qualcomm Announces Fourth Quarter and Fiscal 2023 Results	Page 7 of 10

QUALCOMM Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Operating Activities:
Net income from continuing operations	$1,629	$2,923	$7,339	$12,986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	462	490	1,809	1,762
Indefinite and long-lived asset impairment charges	179	—	182	2
Income tax provision (less than) in excess of income tax payments	(433)	96	(1,269)	(138)
Share-based compensation expense	608	521	2,484	2,031
Net (gains) losses on marketable securities and other investments	(68)	58	(152)	432
Impairment losses on other investments	12	6	132	47
Other items, net	5	(13)	25	(56)
Changes in assets and liabilities:
Accounts receivable, net	665	(1,850)	2,472	(2,066)
Inventories	200	(936)	8	(3,137)
Other assets	(1)	94	603	(2,266)
Trade accounts payable	172	88	(1,880)	1,036
Payroll, benefits and other liabilities	605	231	1	(1,043)
Unearned revenues	60	(92)	(56)	(324)
Net cash used by operating activities from discontinued operations	(5)	(170)	(399)	(170)
Net cash provided by operating activities	4,090	1,446	11,299	9,096
Investing Activities:
Capital expenditures	(293)	(634)	(1,450)	(2,262)
Purchases of debt and equity marketable securities	(646)	(145)	(668)	(1,414)
Proceeds from sales and maturities of debt and equity marketable securities	447	662	1,566	2,622
Acquisitions and other investments, net of cash acquired	(128)	(169)	(235)	(4,912)
Proceeds from sales of property, plant and equipment	6	4	127	5
Proceeds from other investments	7	7	20	132
Other items, net	1	1	19	41
Net cash (used) provided by investing activities from discontinued operations	(12)	(16)	1,383	(16)
Net cash (used) provided by investing activities	(618)	(290)	762	(5,804)
Financing Activities:
Proceeds from short-term debt	400	3,935	5,068	7,000
Repayment of short-term debt	(400)	(3,937)	(5,566)	(7,003)
Repayment of debt of acquired company	—	—	—	(349)
Proceeds from long-term debt	—	—	1,880	1,477
Repayment of long-term debt	—	—	(1,446)	(1,540)
Proceeds from issuance of common stock	201	168	434	356
Repurchases and retirements of common stock	(400)	(500)	(2,973)	(3,129)
Dividends paid	(893)	(841)	(3,462)	(3,212)
Payments of tax withholdings related to vesting of share-based awards	(22)	(15)	(521)	(766)
Other items, net	(3)	(6)	(19)	(34)
Net cash provided (used) by financing activities from discontinued operations	—	4	(58)	4
Net cash used by financing activities	(1,117)	(1,192)	(6,663)	(7,196)
Effect of exchange rate changes on cash and cash equivalents	(5)	(63)	30	(113)
Net increase (decrease) in total cash and cash equivalents	2,350	(99)	5,428	(4,017)
Total cash and cash equivalents at beginning of period (including $90, $522, and $326 classified as held for sale at June 25, 2023, June 26, 2022, and September 25, 2022, respectively)	6,177	3,198	3,099	7,116
Total cash and cash equivalents at end of period (including $77 and $326 classified as held for sale at September 24, 2023 and September 25, 2022, respectively)	$8,527	$3,099	$8,527	$3,099

Qualcomm Announces Fourth Quarter and Fiscal 2023 Results	Page 8 of 10

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of our Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding share-based compensation from Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. We also exclude the operating results of acquired and/or consolidated businesses that, as of close, are expected or required to be sold. Additionally, we exclude certain other acquisition-related charges such as third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income (expense).
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings. Beginning in the first quarter of fiscal 2023 and for the initial five-year period in which we are required to capitalize and amortize R&D expenditures for U.S. federal income tax purposes, we also exclude the favorable impact to our provision for income taxes and results of operations resulting from such change in treatment of R&D expenditures. The favorable tax provision impact will diminish in future years as capitalized research and development expenditures continue to amortize.

Qualcomm Announces Fourth Quarter and Fiscal 2023 Results	Page 9 of 10
Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation					Non-GAAP Supplemental Information
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results	QCT	QTL	Non-GAAP Reconciling Items[3]
Q4 Fiscal 2023
Revenues	$8,631	$6	$—	($40)	$8,665	$7,374	$1,262	$29
Operating income (loss)	1,411	—	(608)	(650)	2,669
EBT	1,420	70	(608)	(659)	2,617	1,889	829	(101)
EBT as % of revenues	16%				30%
Net income (loss)	1,489	55	(480)	(363)	2,277
Diluted EPS	$1.32	$0.05	($0.43)	($0.32)	$2.02
Diluted shares	1,125	1,125	1,125	1,125	1,125
Q4 Fiscal 2022
Revenues	$11,396	$9	$—	$—	$11,387	$9,904	$1,441	$42
Operating income (loss)	3,666	2	(522)	(70)	4,256
EBT	3,470	(30)	(522)	(120)	4,142	3,386	989	(233)
EBT as % of revenues	30%				36%
Net income (loss)	2,873	(24)	(437)	(214)	3,548
Diluted EPS	$2.54	($0.02)	($0.39)	($0.19)	$3.13
Diluted shares	1,133	1,133	1,133	1,133	1,133
Fiscal 2023
Revenues	$35,820	$28	$—	($40)	$35,832	$30,382	$5,306	$144
Operating income (loss)	7,788	1	(2,484)	(1,189)	11,460
EBT	7,443	(12)	(2,484)	(1,131)	11,070	7,924	3,628	(482)
EBT as % of revenues	21%				31%
Net income (loss)	7,232	(10)	(2,021)	(223)	9,486
Diluted EPS	$6.42	($0.01)	($1.80)	($0.20)	$8.43
Diluted shares	1,126	1,126	1,126	1,126	1,126
Fiscal 2022
Revenues	$44,200	$31	$—	$—	$44,169	$37,677	$6,358	$134
Operating income (loss)	15,860	2	(2,061)	852	17,067
EBT	14,998	(279)	(2,061)	740	16,598	12,837	4,628	(867)
EBT as % of revenues	34%				38%
Net income (loss)	12,936	(207)	(1,572)	461	14,254
Diluted EPS	$11.37	($0.18)	($1.38)	$0.41	$12.53
Diluted shares	1,137	1,137	1,137	1,137	1,137
(1) Further details of amounts included in the “Other Items” column for the current periods are included at the end of this news release in the sections labeled “Supplemental Information and Reconciliations.” Details of amounts included in the “Other Items” column for the prior periods are included in the news releases for those periods.
(2) In the fourth quarter and fiscal 2023, other items excluded from Non-GAAP revenues included a reduction to licensing revenues related to a portion of a business arrangement that resolves a legal dispute.
(3) Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to EBT consisted primarily of certain cost of revenues, R&D expenses, SG&A expenses, other expenses or income, interest expense and certain investment income (expense) that are not allocated to segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2023 Results	Page 10 of 10

Q4 Fiscal 2023 Supplemental Information and Reconciliations
(in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$3,880	$3	$19	$26	$3,832
Research and development expenses	2,135	—	475	1	1,659
Selling, general and administrative expenses	628	3	114	6	505
Other	577	—	—	577	—
Interest expense	174	—	—	1	173
Investment and other income (expense), net	183	70	—	(8)	121
Income tax (benefit) expense	(209)	15	(128)	(436)	340
Discontinued operations, net of income taxes	(140)	—	—	(140)	—
(1) Other items excluded from Non-GAAP results included $427 million of restructuring and restructuring-related charges, a $150 million intangible asset impairment charge related to in-process research and development, $43 million of acquisition-related charges, and $1 million of interest expense related to the fine imposed on us by the EC in 2019 (2019 EC fine). Other items excluded from Non-GAAP results also included $10 million of gains driven by the revaluation of our deferred compensation plan liabilities, which decreased operating expenses, offset by corresponding $8 million of losses driven by the revaluation of the associated plan assets, which were included within investment and other income (expense), net, as well as $140 million of losses, net of income taxes, from the discontinued operations of the Non-Arriver businesses.
(2) At fiscal year end, the quarterly tax provision for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. Tax benefit in the “Other Items” column included a $260 million benefit from the foreign-derived intangible income (FDII) deduction resulting from the requirement to capitalize and amortize R&D expenditures, a $133 million benefit from the combined effect of other items in EBT, a $59 million net benefit from the release of a valuation allowance, a $19 million benefit for the tax effect of acquisition-related charges, partially offset by a $33 million foreign currency loss related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods and a $2 million charge to reconcile the tax provision of each column to the total GAAP tax provision for the quarter.
Sums may not equal totals due to rounding.

Fiscal 2023 Supplemental Information and Reconciliations
(in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$15,869	$15	$76	$129	$15,649
Research and development expenses	8,818	—	1,911	79	6,828
Selling, general and administrative expenses	2,483	12	497	79	1,895
Other	862	—	—	862	—
Interest expense	694	—	—	4	690
Investment and other income (expense), net	349	(13)	—	62	300
Income tax expense (benefit)	104	(2)	(463)	(1,015)	1,584
Discontinued operations, net of income taxes	(107)	—	—	(107)	—
(1) Other items excluded from Non-GAAP results included $723 million of restructuring and restructuring-related charges, $189 million of acquisition-related charges, a $150 million intangible asset impairment charge related to in-process research and development, a $25 million impairment loss on investments, and $4 million of interest expense related to the 2019 EC fine. Other items excluded from Non-GAAP results also included $87 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increased operating expenses, offset by corresponding $87 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income (expense), net, as well as $107 million of losses, net of income taxes, from the discontinued operations of the Non-Arriver businesses.
(2) Tax benefit in the “Other Items” column included a $503 million benefit from the FDII deduction resulting from the requirement to capitalize and amortize R&D expenditures, a $175 million benefit from the combined effect of other items in EBT, a $115 million benefit from fiscal 2021 and 2022 FDII deductions related to a change in sourcing of R&D expenditures, a $68 million foreign currency gain related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, a $59 million net benefit from the release of a valuation allowance, a $57 million benefit related to a foreign tax audit, and a $38 million benefit for the tax effect of acquisition-related charges.
Sums may not equal totals due to rounding.